Exhibit 99.1

Leading Refractive Surgery Provider, EyeQ Vision Private Ltd.,

Gurgaon, India and STAAR Surgical

Announce Strategic Cooperation Agreement

Forty Four Hospitals with Seventy Surgeons Commit to Establishing the EVO™ Visian
Implantable Collamer Lens as a Premium and Primary Refractive Procedure

MONROVIA, CA, September 15, 2016---STAAR Surgical Company (NASDAQ: STAA) a leading developer, manufacturer and marketer of implantable lenses and companion delivery systems for the eye, and EyeQ Vision Private Ltd., with corporate headquarters in Gurgaon, India today announced that they have entered into an agreement to provide STAAR’s EVO Visian ICL® intraocular lenses as a primary and premium option for refractive vision treatment.

“With expansion plans to grow from our 44 hospitals in North and West India to over 70 hospitals including South and West India within the next two years, we made the decision to partner with STAAR Surgical to offer the EVO line of implantable Collamer lenses as a premium solution for our patients with mid-to high myopia, hyperopia and astigmatism. We also plan to broaden our surgical outreach to include Africa beginning with Nigeria. Our business plan is to offer more premium services as affordability increases in geographic regions. The opportunity to partner with STAAR and Delhi Eye Zone to assure ready availability of lenses, co-marketing and promotion, surgeon education and clinical validation will help us to realize our growth and premium services goals,” said Dr. Ajay Sharma, Founder and Chief Medical Director of EyeQ Vision.

“We are pleased to be partnering with EyeQ Vision, a leading and growing refractive surgery provider in India, the third largest market for refractive correction globally. We are very impressed with Dr. Sharma’s business model for providing visual freedom with our EVO lenses to patients in India and beyond. We look forward to partnering with Delhi Eye Zone, our distributor in India, to fulfill the local service requirements to assure patient education, patient interest meetings and next day surgery with lenses available in regional service centers. We now have committed strategic partners in major markets in China, India, Japan, Scandinavia, Southeastern Europe and the U.S. Our strategic priority to enter into these transformational partnerships in 2016 is exceeding expectations,” said Caren Mason, President & CEO of STAAR.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 25 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL”. More than 600,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.discovericl.com. STAAR has approximately 300 employees and markets lenses in over 60 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: statements regarding products or potential future sales in India or elsewhere, including but not limited to current or future sales to EyeQ Vision Private Ltd., and any statements of assumptions related to or underlying any of the foregoing. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended January 1, 2016, under the caption “Risk Factors”, which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.”

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements.

CONTACT:	Investors	Media

	Brian Moore, 310-579-6199	Dave Schemelia, 646-445-4800

Doug Sherk, 415-652-9100